 Parts II and III As filed with the Securities and Exchange Commission on [DATE OF FILING]

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Potash America, Inc.

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

2234 North Federal Highway, Suite 2008

Boca Raton, FL 33431

Phone: (561) 427-9670

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

Matthew Markin

Chief Executive Officer

2234 North Federal Highway, Suite 2008

Boca Raton, FL 33431

Phone: (561) 427-9670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

7310	41-2247537
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular dated [DATE OF FILING]

Subject to Completion

Potash America, Inc.

Up to 1,000,000,000 Shares of Common Stock

Potash America, Inc. (“we” or the “Company”) is offering (the “Offering”) up to 1,000,000,000 shares of our Common Stock, $.0001 par value (the “Common Stock”) at a fixed price of $.005 per share on a “best efforts” basis, for gross proceeds of up to $5,000,000, assuming all shares are sold. The shares of Common Stock offered hereby are each referred to as a Share and collectively as the “Shares.”

There is no minimum Offering amount, no minimum investment requirement, and no provision to escrow or return investor funds if any minimum amount of Shares is not sold. Proceeds of subscriptions for the Offering, when accepted by the Company, may be deposited by the Company in its regular bank account for use as described under the caption “Use of Proceeds.” Our Shares will be sold by our director and executive officer on a “best efforts” basis. We may also elect to engage licensed broker-dealers to sell our Shares on a best efforts basis.

The sale of Shares will begin once the offering statement to which this circular relates is qualified by the Securities and Exchange Commission (“SEC”) and will terminate six months thereafter or once all Shares offered are sold, whichever occurs first. We expect the offering to commence on the date on which the offering statement of which this Offering Circular is a part is qualified by the SEC. The Company may terminate the offering at any time.

Our Common Stock is not now listed on any national securities exchange; however, our stock is quoted on OTC Markets Group, Inc. Pink Marketplace under the trading symbol “PTAM.” There is currently only a limited market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the OTCQB or OTQX marketplaces.

These securities are speculative securities. Investing in our securities involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a discussion of information that should be considered in connection with an investment in our securities.

No sales of Shares will be made prior to the qualification of the Offering statement by the SEC. All Shares will be offered in all jurisdictions at the same price that is set forth in this Offering Circular.

This offering is being made pursuant to Tier 1 of Regulation A and follows the Offering Circular Form 1-A disclosure format.

Shares offered by the Company	Per Share	Total Maximum
Public Offering Price (1)	$0.005	$5,000,000
Underwriting Discounts and Commissions (2)	$0	$0
Proceeds to Company (1)(2)	$0.005	$5,000,000

(1)	We will offer Shares on a best efforts basis at a fixed price of $.005. For purposes of this chart, we have not included professional fees, printing costs, and federal and state filing fees estimated to be $80,000. Aggregate offering expenses payable by us are estimated to be approximately $80,000.
(2)	We are offering the Shares without an underwriter, but may engage an underwriter in the future if we believe that to be in the best interest of the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Our principal office is located at 22234 North Federal Highway, Suite #2008, Boca Raton, Florida 33431 and our phone number is (561) 427-9670. Our corporate website address is www.potashamerica.net.

Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Offering Circular.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The proceeds of this Offering will not be placed into an escrow account. We will offer our Shares on a best efforts basis. As there is no minimum Offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable, as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for Shares by the Company.

Sale of the Shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our officer and director will use commercially reasonable best efforts in an attempt to offer and sell the Shares. He will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Our Common Stock is traded in the OTC Markets Pink Open Market under the stock symbol “PTAM.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws and the laws of any state in which our Shares are offered.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular.

The date of this Offering Circular is [DATE OF FILING]

TABLE OF CONTENTS

Summary	2
Risk Factors	7
Use of Proceeds	12
Business	13
Description of Property	17
Management’s Discussion and Analysis of Financial Condition and Results of Operations	24
Dividend Policy	24
Dilution	24
Plan of Distribution	24
Directors, Executive Officers and Significant Employees	25
Compensation of Directors and Executive Officers	25
Interest of Management and Others in Certain Transactions	25
Security Ownership of Management and Certain Securityholders	26
Securities Being Offered	26
Where You Can Find More Information	27

Unless the context indicates otherwise, references to “we,” the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Potash America, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Please read this Offering Circular carefully. It describes our business, our financial condition, and results of operations. We have prepared this Offering Circular so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this Offering Circular. We have not authorized any other person to provide you with different information. This Offering Circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Offering Circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," “Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

·	The speculative nature of the business we intend to develop;
·	Our ability to select and work with persons and businesses to which we can provide business and product guidance;
·	Our ability to effectively execute our business plan;
·	Our ability to manage our expansion, growth and operating expenses;
·	Our ability to finance our businesses;
·	Our ability to promote our businesses;
·	Our ability to compete and succeed in highly competitive and evolving businesses; and
·	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements.”

The Company

We were incorporated in the state of Nevada on July 31, 2007, as Adtomize Inc. On June 29, 2010, we underwent a change of control. On September 8, 2010, we affected a split of our authorized capital and our issued and outstanding common shares on an 80 for 1 share basis. On March 3, 2011, we changed our name to Potash America, Inc . We maintain our business offices at 2234 North Federal Hwy, Suite 2002, Boca Raton, Florida, 33431 and our telephone number is (561) 427-9670.

Commencing with its organization the Company focused on the acquisition and development of exploration stage mineral properties, with emphasis on fertilizer and agri-business assets, including potash, montmorillonite, bentonite and gypsum. The Company sought to acquire known deposits whose economic value had changed with market pricing levels, and to develop these assets into agri-products. Changes in the agri-business market, together with the Company’s lack of sufficient to acquire mineral properties at attractive prices, caused the Company to withdraw from active involvement in the mineral properties business in 2013, though management has continued to investigate possible mineral properties opportunities.

The Company has restructured its business plan to emphasize identifying people and businesses in key market sectors in need of competent business guidance, which we have the background and ability to provide. Through a strategy of stimulation, reorganization, and, as appropriate, introduction of new products and services, we will strive to help entrepreneurial businesses reach their fullest potential. We will work with these businesses to assess their business models competitive environments financial condition, staffing, and need for capital. Concurrently with our consulting business, if we identify what we believe is an attractive business concept, product or service, we may, invest in people and businesses that fit our goals and philosophy, advancing ideas that are new, unique, creative, and, as appropriate, experimental.

Potash America (PTAM) is a consulting firm focused on serving the comprehensive needs of businesses in the full range of the business cycle. With a core staff of experienced professionals and a team approach to most consulting projects, PTAM offers a more balanced quality service than many of its competitors.

The Company
Potash America Inc is presently a team of two business consultants with the plan to add 4 more consultants to our team by the first quarter of 2022. Each consultant specializes in a particular discipline, including finance, sales and marketing, technology, management, operations, and human resources.

PTAM offers a list of services for business owners to choose from, depending on their particular business needs. This includes; business and marketing plan preparation, financial search and procurement, IT consulting services, management development, human resources advising, and etc.

PTAM will have a focus on start-up businesses, preferably in the earlier stages of operation. Small and mid-sized businesses make up a sizable majority of U.S. and international markets. PTAM prefers to establish a relationship with a younger operation and continue to nurture that relationship over the long term.

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The Market
The business consulting industry is very fragmented. Several large multinational companies dominate the industry while many smaller (and often more specialized) firms occupy their market niches. Major management consulting companies, such as McKinsey, Bain, and Boston Consulting Group, have established their dominant position by providing services to the leading companies in various industries. Consulting practices of the major accounting firms (a.k.a. the Big Five) have established worldwide presence and sell their packaged services to companies of different sizes and industries. At the same time, numerous firms and individual business consultants prosper in the market niches that bigger players consider unprofitable to enter.

Start-up companies are the target market of this company. PTAM intends to stay on the pulse of new business activity across the country. Additionally, business contacts, referrals from among the group, and Internet marketing efforts will be made in pursuit of new clients. Start-up companies are attractive because owners often lack the broad range of knowledge and expertise required to launch a new business. There is a serious need in the marketplace, and certainly a significant demand for, these types of start-up consulting services.

Competitors in the forefront of the marketplace typically offer many of the services that PTAM has. These services include information-based consulting, integration and management services. Services are designed to increase clients' operations effectiveness through reduced cost, improved customer service, enhanced quality of current product lines and services, and a more rapid introduction of new products and services. Competitors also offer industry-specific expertise to objectively evaluate, select, develop, implement, and manage information systems, networks, and applications.

Keys to Success

PTAM's keys to success include:

1.	A group of professionals with a broad range of specialty areas that complement each other.
2.	A high level of experience in these specialty areas.
3.	A team approach on most consulting projects.
4.	Many business contacts among the consultant group.

Mission

Potash America Inc aims to offer comprehensive consulting services. PTAM will focus on providing personal and specialized services to meet each client's specific needs.

Market Analysis Summary

PTAM will have a focus on start-up businesses, preferably in the earlier stages of operation. Small and mid-sized businesses make up a sizable majority of U.S. and international markets. PTAM prefers to establish a relationship with a younger operation and continue to nurture that relationship for the long term. The following chart and table show PTAM's projected target markets and their growth for the first three years of this plan.

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Market Segmentation

Start-Ups

Start-up companies often are in need of expert advice and planning in initiating a successful start-up. It is believed that a majority of start-ups actually seek out consulting assistance. Those that do typically are searching for a comprehensive area of services.

1-3 Year Old Companies

Young companies, between 1 and 3 years old are less likely to be searching for expert business consulting services. Typically, they have already secured financing and have developed a satisfactory level of security. However, these businesses are still in the beginnings of their overall cycle and in most cases need the broad expertise of a team of expert consultants.

3 + Year-Old Companies

Established companies make up the final segment, and is significantly smaller than the start-up segment. The established company segment typically has a need for a less comprehensive range of services. These entities are in need of specialized services in one or two disciplines, e.g., operational planning or human resources.

Chart: Market Analysis (Pie)

Target Market Segment Strategy

Start-up companies are the target market of this company. PTAM intends to stay on the pulse of new business activity across the country. Additionally, business contacts, referrals from among the group, and Internet marketing efforts will be made in pursuit of new clients.

Market Needs

Start-up company owners often lack the broad range of knowledge and expertise required to launch a new business. There is a serious need in the marketplace, and certainly a significant demand for, these types of start-up consulting services.

Service Business Analysis

The business consulting industry is very fragmented. Several large multi-national companies dominate the industry while many smaller (and often more specialized) firms occupy their market niches. Major management consulting companies, such as McKinsey, Bain, and Boston Consulting Group, have established their dominant position by providing services to the leading companies in various industries. Consulting practices of the major accounting firms (a.k.a. the Big Five) have established worldwide presence and sell their packaged services to companies of different sizes and industries. At the same time, numerous firms and individual business consultants prosper in the market niches that bigger players consider unprofitable to enter.

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Competition and Buying Patterns

Competitors in the forefront of the marketplace typically offer information-based consulting, integration and management services. Services are designed to increase clients' operations effectiveness through reduced cost, improved customer service, enhanced quality of current product lines and services, and a more rapid introduction of new products and services. Competitors also offer industry-specific expertise to objectively evaluate, select, develop, implement, and manage information systems, networks, and applications.

Consulting services are becoming more focused on technology-based solutions to help clients improve cost management, quality, service, and research and development to obtain differentiation and competitive advantage. E-strategy services are being provided to business and IT executives with education, insights, and strategies to utilize the power of the Internet to improve their performance. E-strategy services include executive visioning, business strategy, planning for e-business initiatives, user design, and intellectual capital formation. IT strategy consulting services are focusing on the use of IT to support business goals, and to leverage the power of the Internet to transform the way products and services are distributed and retailed.

Strategic planning consulting services typically consist of strategic alignment (which includes IT strategic planning and governance, alignment of IT and process, and future focus and regulatory requirements), IT department operational excellence (which includes fiscal responsibility, infrastructure, IT department processes, data center operations, and IT human resources management), and IT value realization (which consists of performance measurement, business integration (people, process and technology), change management and application investment). Performance improvement services consist of process redesigning to reducing administrative costs, improving financial performance, engaging and retaining customers, and improving accountability and reporting.

Other commonly found services among competitors include long-term IT management expertise, as well as a wide range of management services including assessment/due diligence, program management, discrete outsourcing, and full IT outsourcing services.

Consulting firms PTAM is competing with include regional and specialty consulting firms, as well as the consulting groups of international accounting forms such as KPMG LLP, Ernst & Young LLP, Deloitte & Touche LLP, PricewaterhouseCoopers LLP, and Andersen Consulting. In its management and IT consulting services, BSC competes with information system vendors such as HBO & Company, Inc., Integrated Systems Solution Corporation, Electronic Data Systems Corporation, Perot Systems Corporation, SAIC, CAP Gemini America, Inc., and Computer Sciences Corporation. In e-commerce-related services, PTAM competes with the traditional competitors, as well as newer, Internet product and service companies such as Razorfish, Scient, TriZetto, and Viant.

Strategy and Implementation Summary

PTAM intends to succeed by offering companies a comprehensive range of multi-cycle business planning solutions.

Competitive Edge

Our competitive edge is the team approach of consultants who are each focused in one or two business disciplines.

Sales Strategy

PTAM intends to succeed by offering companies a comprehensive range of multi-cycle business planning solutions. The company will strive to optimize its billing hours. The following table outlines the sales forecast for the next three years.

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Management Team

Matthew Markin has extensive experience in business planning and finance, including CEO positions. Christian Garay brings in experience in the area of marketing, advertising, and communications.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Dividends

We have not declared or paid a cash dividend to stockholders since we were organized and we do not intend to pay dividends in the foreseeable future. Our Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon our earnings, capital requirements and other factors.

Trading Market

Our Common Stock is quoted on the OTC Pink Market under the symbol “PTAM.”

No Plans for Change in Control or Merger

We have no present plans to be acquired or merge with another company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

The Offering

Issuer	Potash America, Inc.
Securities Offered	A maximum of 1,000,000,000 shares of our Common Stock, par value $0.0001, at a fixed offering price of $0.005 per share will be offered on a best efforts basis.
Price Per Share	The fixed price per share is $0.005...
Maximum Offering Amount	$5,000,000
Number of shares of Common Stock outstanding before the offering	348,625,000 shares of Common Stock issued and outstanding as of November 17, 2021.
Number of shares of Common Stock to be outstanding after the offering	If all of the Shares are sold at If all of the Shares are sold at $0.005 per Share, we will have 1,348,625,000 Shares outstanding.
Dividends	We have not declared or paid a cash dividend to stockholders since we were organized and we do not intend to pay dividends in the foreseeable future. We intend to retain any earnings to finance our operations and do not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon our earnings, capital requirements and other factors.
Trading Market	Our Common Stock is quoted on the OTC Pink Market under the symbol “PTAM.”
No Plans for Change in Control or Merger	We have no present plans to be acquired or merge with another company, nor does our principal shareholder have any present intention to sell any of his sharers in the Company.
Use of Proceeds	If we sell all of the Shares offered, our net proceeds (after our estimated offering expenses of $80,000) will be $4,920,000, which will be applied to administrative expenses, repayment of certain indebtedness, property acquisition, working capital and general corporate purposes. See “Risk Factors.”
Risk Factors	See “Risk Factors.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this Offering Circular, before making a decision to invest in our Shares. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Financial Condition

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise. The Company has had no revenues since inception. We have not generated any revenue since inception and are dependent upon obtaining financing to pursue our business activities. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

The Company will need additional working capital to continue or to be successful in any future business activities. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues and the proceeds of the Offering of Shares. The Company may raise additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not be able to obtain commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and could require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Common Stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see “We have yet to achieve a profit and may not achieve a profit in the near future, if at all,” below, and “Financial Statements – Note 13-– Going Concern” for further information.

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident in its financial statements, we are not required to have our financials audited by an auditor certified by the Public Company Accounting Oversight Board (“PCAOB”). Our accountant who prepares our financial statements does not have a third party reviewing the Company’s financial statements. Our accountant may not be up-to-date with all publications and releases published by the PCAOB regarding accounting standards and treatments. Accordingly, our unaudited financials may not properly reflect current PCAOB financial statement standards.

We have a limited operational history, making it difficult to accurately predict and forecast business operations.

As we have had limited business operations, are entering new businesses, and have yet to generate revenue, it is difficult for us to make accurate forecasts of our business operations. There is no guarantee that our services will be attractive to potential users, or that potential customers will utilize our services, or that any businesses in which we may initiate or in which we may otherwise invest will be financially successful.

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We have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced revenues nor a net profit and may not in the near future, if at all. While we expect that our business model will produce revenue, we cannot be certain that we will realize sufficient revenues to achieve profitability. Our ability to continue as a going concern will in all probability be dependent upon raising capital from this offering of Shares or other financing transactions, increasing revenue in our current and subsequent financial years, and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured and none of which we have achieved since inception. See “ There are doubts about our ability to continue as a going concern,” above.

We will require capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We may require additional funds in addition to Offering proceeds to respond to business challenges, including the need to update our website, add personnel, develop a more mature operating infrastructure or create or acquire complementary businesses and technologies. Accordingly, we may need continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our Common Stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including investment in our clients’ businesses or other ventures. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business, to grow our business, and to respond to business challenges could be impaired, and our business may be substantially harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on Matthew Markin, our sole officer and director. We anticipate hiring other employees as our business expands. The loss of Mr. Markin or others who may become officers, directors or employees of the Company would have an immediate adverse impact on the Company. Our future success will depend in significant part on the continued service of Mr. Markin and other management personnel who may join us, and on our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on Mr. Markin. We may experience intense competition for qualified personnel, should we need them, and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

Risks Relating to our Common Stock and the Offering

Our Common Stock is thinly traded and its market price can be volatile.

The Common Stock has historically been sporadically traded on the OTC Pink Market, a widely-accepted electronic trading platform. Like most securities traded on the OTC Pink Market, the number of persons interested in trading in or Common Stock is at most times relatively limited. Further, because we are relatively unknown as a company and because our trading platform, the market price of our shares can vary significantly during any trading period Accordingly, on most business days of several days or trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that in the future we will be able to move our shares to an exchange.

The price at which you purchase our Shares may not be determined by any traditional valuation method and may not reflect their market value at the time of purchase or from time-to-time thereafter.

Our Shares are a speculative investment. We have a limited operating history, no income since inception, and the uncertainty of future market acceptance of our business. While the Company’s sole officer and director believes that the Shares are being offered at a fair price, the Company has not had an independent valuation of its value nor of the price at which the Shares are being offered. We cannot anticipate the future market price of our Common Stock, nor that the Shares can be resold at their Offering price.

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The market price of our Common Stock may be adversely affected by several factors.

The market price of our Common Stock could fluctuate significantly in response to various factors and events, including, but not limited to:

·	our ability to execute our business plan;
·	operating results below expectations;
·	our issuance of additional securities, including debt or equity or a combination thereof;
·	economic and other external factors;
·	period-to-period fluctuations in our financial results; and
·	whether an active trading market in our Common Stock develops and is maintained.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies, particularly in 2020 as we experience the human and financial impact of the worldwide Coronavirus pandemic. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Investors in this offering will experience immediate substantial dilution in net tangible book value.

The initial public offering price of our Shares in this Offering is considerably greater than the net tangible book value per share of our outstanding Common Stock, which is nil. Accordingly, investors in this offering will incur immediate dilution per Share from the initial public offering Share price. See “Dilution.”

We have broad discretion as to the use of the net proceeds from this Offering and may not use them effectively.

We cannot specify with certainty the particular uses to which we will put the net proceeds from this Offering. Our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this Offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income.

Our Shares are offered on a “best efforts” basis.

We are offering Shares in the amount of up to $5,000,000, but may sell much less. This Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment. Even if we raise the maximum amount we are seeking in this offering, we may need additional funds in the future in order to grow, and if we cannot raise those funds for whatever reason, including reasons outside our control, such as another significant downturn in the economy, we may not survive.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our Common Stock.

We do not anticipate paying cash dividends in the foreseeable future. The payment, if any, of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, or that in any event our board of directors will cause the Company to pay dividends.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

Our board may generally issue shares of Common Stock and options, or warrants to purchase Common Stock, without approval by our shareholders. We cannot give you any assurance that we will not issue additional shares of Common Stock, or options or warrants to purchase those shares under circumstances we may deem appropriate.

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Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their Shares.

Our Common Stock is presently a “penny stock” under SEC Rule 15g-9, which defines a penny stock as an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule which sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

If our Common Stock remains a penny stock, the market for our stock will be somewhat limited and the market price of our shares may be adversely affected.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws. This safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Securities analysts are unlikely to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our Company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our Company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

Ownership of a controlling interest in our Company by our sole officer and director will in all probability adversely affect the ability of purchasers of Shares to elect directors or significantly affect its policies, and may adversely affect the market price of our Common Stock.

Our sole officer and director is also our majority shareholder. Even if a substantial number of Shares are sold, Mr. Markin may continue to control the Company. Consequently, it is unlikely that persons acquiring Shares in this Offering will be able to affect a change in our business or management. Further, sales of our Common Stock by our controlling shareholder in trading markets could adversely affect the market price of our Common Stock.

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Risks Relating to Our Company and Industry

Our business plan is speculative.

Our planned business is speculative and subject to numerous risks and uncertainties. We have not heretofore offered our services as a consultant to entrepreneurial individuals or companies, nor have we invested, as we may, in any businesses controlled by others or which we may form. There can be no assurance that we will be able to attract clients for our services or that, if we do, we will be able to generate sufficient revenues from consulting services to operate at a profit. Further, our business model assumes, in part, that we will be able to find clients in which we determine the Company should invest. Any such investment would certainly pose substantial risks to our capital. Neither our Company nor our founder and sole officer and director has a history of investment in entrepreneurial or start-up businesses for which our founder or the Company has first done business as a service provider, nor has our Company yet developed criteria or policies to be used in evaluating investment in any client business.

We may not be able to successfully compete against companies with substantially greater resources.

Our business model assumes that we will develop and possibly invest in entrepreneurial and start-up businesses that need the guidance which we can provide. The business in which we operate is subject to intense competition. Many of our competitors have greater capital resources and experienced personnel than we have, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing themselves to our target customer base. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our services. If we are unable to successfully compete with existing companies and new entrants to our core client market, we may not be able to operate at a profit. Further, there can be no assurance that we will be successful in attracting and generating income from clients or from any business opportunities in which we may invest.

COVID-19 effects on the economy may negatively affect our Company business.

In December 2019 COVID-19 emerged and has spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus.

As the COVID-19 pandemic is complex and continues to rapidly evolve, the economy of the United States, may be negatively affected for a sustained time. We cannot now reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

·	establish definitive business strategies, goals and objectives
·	maintain a system of management controls; and
·	attract and retain qualified personnel, as well as develop, train, and manage management level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

Our lack of adequate directors and officers liability insurance may make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. We have not obtained directors and officers liability (“D&O”) insurance and will in all probability not be able to do so without the sale of a substantial number of Shares in this Offering. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company would have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance will make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

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USE OF PROCEEDS

The Company plans to use the proceeds from this Offering to grow its business, research and development, website development, marketing, operating capital, hiring staff, and investments in our core businesses.

The following Use of Proceeds is based on estimates made by management. All costs associated with the offering have been prepaid by the Company and will not come from the proceeds of the offering. Management prepared the milestones based on three levels of Offering raise success: 25% of the Maximum Offering proceeds raised ($1,250,000), 50% of the Maximum Offering proceeds raised ($2,500,000), 75% of the Maximum Offering proceeds raised ($3,750,000) and the Maximum Offering proceeds raised of $5,000,000 through the Offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The table below represents our estimate of how we will allocate the monies raised from this offering, assuming a price of $0.005 per Share, and depending on the amount of funds we are able to successfully raise. The amounts below could change based on market conditions or other factors, such as demand for our products. The Company intends to use the proceeds from this Offering as follows:

	If 25% Is Raised	If 50% is Raised	If 75% is Raised	If 100% is Raised
Net Proceeds	$ 1,2500,000	$ 2,500,000	$ 3,750,000	$ 5,000,000
Wages	$ 260,000	$ 260,000	$ 380,000	$ 380,000
Software & Computers	$ 1,500	$ 3,000	$ 4,500	$ 12,500
Tools and Equipment	-----	-----	-----	-----
Parts	-----	-----	-----	-----
Custom Gear	-----	-----	-----	-----
Property Acquisition	$ 500,000	$ 1,400,000	$ 2,300,000	$ 3,000,000
Convertible Debt Repayment	$ 400,000	$ 500,000	$ 500,000	$ 400,000
Administrative, accounting and Legal	$ 15,000	$ 25,000	$ 65,500	$ 95,700
Sales and Marketing	$ 15,000	$ 30,000	$ 90,000	$ 240,000
Working Capital	$ 15,000	$ 282,000	$ 410,000	$ 871,800
TOTAL	$ 1,250,000	$ 2,500,000	$ 3,750,000	$ 5,000,000

The foregoing represents our best estimate of the allocation of the proceeds of this Offering based on planned use of funds for our operations and current objectives.

Under Net Proceeds, we have based our calculations and division of funds on the anticipated needs of the Company. However, our marketplace is constantly changing. Management may, depending on circumstances, be required to divert funds from one source to another as the business demands.

Pending use of the net proceeds from this Offering, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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BUSINESS

The Company

We were incorporated in the state of Nevada on July 31, 2007, as Adtomize Inc. On June 29, 2010, we underwent a change of control. On September 8, 2010, we affected a split of our authorized capital and our issued and outstanding common shares on an 80 for 1 share basis. On March 3, 2011, we changed our name to Potash America, Inc. We maintain an office at 2234 North Federal Highway, Suite 2002, Boca Raton, Florida 33431 and our telephone number is (561) 427-9670.

Commencing with its organization, the Company focused on the acquisition and development of exploration stage mineral properties, with emphasis on fertilizer and agri-business assets, including potash, montmorillonite, bentonite and gypsum. The Company sought to acquire known deposits whose economic value had changed with market pricing levels, and to develop these assets into agri-products. Changes in the agri-business market, together with the Company’s lack of sufficient to acquire mineral properties at attractive prices, caused the Company to withdraw from active involvement in the mineral properties business in 2013, though management continues to investigate possible mineral properties opportunities.

Our Business Focus

The Company has restructured its business plan to emphasize identifying people and businesses in key market sectors in need of competent business guidance, which we have the background and ability to provide. We will work with these businesses to assess their business model, competitive environment, financial condition, staffing, and need for capital. Through a strategy of stimulation, reorganization, and, as appropriate, introduction of suggestions and implementation strategies for new products and services, we will strive to help entrepreneurial businesses reach their fullest potential. Concurrently with our consulting business, if we identify what we believe is an attractive business concept, product or service, we may invest in people and businesses that fit our goals and philosophy, advancing ideas that we believe are new, unique, creative, and meet other criteria that we find promising.

Introduction
Potash America (PTAM) is a consulting firm focused on serving the comprehensive needs of businesses in the full range of the business cycle. With a core staff of experienced professionals and a team approach to most consulting projects, PTAM offers a more balanced quality service than many of its competitors.

The Company
Potash America Inc is presently a team of two business consultants with the plan to add 4 more consultants to our team by the first quarter of 2022. Each consultant specializes in a particular discipline, including finance, sales and marketing, technology, management, operations, and human resources.

PTAM offers a list of services for business owners to choose from, depending on their particular business needs. This includes; business and marketing plan preparation, financial search and procurement, IT consulting services, management development, human resources advising, and etc.

PTAM will have a focus on start-up businesses, preferably in the earlier stages of operation. Small and mid-sized businesses make up a sizable majority of U.S. and international markets. PTAM prefers to establish a relationship with a younger operation and continue to nurture that relationship over the long term.

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The Market
The business consulting industry is very fragmented. Several large multinational companies dominate the industry while many smaller (and often more specialized) firms occupy their market niches. Major management consulting companies, such as McKinsey, Bain, and Boston Consulting Group, have established their dominant position by providing services to the leading companies in various industries. Consulting practices of the major accounting firms (a.k.a. the Big Five) have established worldwide presence and sell their packaged services to companies of different sizes and industries. At the same time, numerous firms and individual business consultants prosper in the market niches that bigger players consider unprofitable to enter.

Start-up companies are the target market of this company. PTAM intends to stay on the pulse of new business activity across the country. Additionally, business contacts, referrals from among the group, and Internet marketing efforts will be made in pursuit of new clients. Start-up companies are attractive because owners often lack the broad range of knowledge and expertise required to launch a new business. There is a serious need in the marketplace, and certainly a significant demand for, these types of start-up consulting services.

Competitors in the forefront of the marketplace typically offer many of the services that PTAM has. These services include information-based consulting, integration and management services. Services are designed to increase clients' operations effectiveness through reduced cost, improved customer service, enhanced quality of current product lines and services, and a more rapid introduction of new products and services. Competitors also offer industry-specific expertise to objectively evaluate, select, develop, implement, and manage information systems, networks, and applications.

Keys to Success

PTAM's keys to success include:

1.	A group of professionals with a broad range of specialty areas that complement each other.
2.	A high level of experience in these specialty areas.
3.	A team approach on most consulting projects.
4.	Many business contacts among the consultant group.

Mission

Potash America Inc aims to offer comprehensive consulting services. PTAM will focus on providing personal and specialized services to meet each client's specific needs.

Market Analysis Summary

PTAM will have a focus on start-up businesses, preferably in the earlier stages of operation. Small and mid-sized businesses make up a sizable majority of U.S. and international markets. PTAM prefers to establish a relationship with a younger operation and continue to nurture that relationship for the long term. The following chart and table show PTAM's projected target markets and their growth for the first three years of this plan.

Market Segmentation

Start-Ups

Start-up companies often are in need of expert advice and planning in initiating a successful start-up. It is believed that a majority of start-ups actually seek out consulting assistance. Those that do typically are searching for a comprehensive area of services.

1-3 Year Old Companies

Young companies, between 1 and 3 years old are less likely to be searching for expert business consulting services. Typically, they have already secured financing and have developed a satisfactory level of security. However, these businesses are still in the beginnings of their overall cycle and in most cases need the broad expertise of a team of expert consultants.

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3 + Year-Old Companies

Established companies make up the final segment, and is significantly smaller than the start-up segment. The established company segment typically has a need for a less comprehensive range of services. These entities are in need of specialized services in one or two disciplines, e.g., operational planning or human resources.

Chart: Market Analysis (Pie)

Target Market Segment Strategy

Start-up companies are the target market of this company. PTAM intends to stay on the pulse of new business activity across the country. Additionally, business contacts, referrals from among the group, and Internet marketing efforts will be made in pursuit of new clients.

Market Needs

Start-up company owners often lack the broad range of knowledge and expertise required to launch a new business. There is a serious need in the marketplace, and certainly a significant demand for, these types of start-up consulting services.

Service Business Analysis

The business consulting industry is very fragmented. Several large multi-national companies dominate the industry while many smaller (and often more specialized) firms occupy their market niches. Major management consulting companies, such as McKinsey, Bain, and Boston Consulting Group, have established their dominant position by providing services to the leading companies in various industries. Consulting practices of the major accounting firms (a.k.a. the Big Five) have established worldwide presence and sell their packaged services to companies of different sizes and industries. At the same time, numerous firms and individual business consultants prosper in the market niches that bigger players consider unprofitable to enter.

Competition and Buying Patterns

Competitors in the forefront of the marketplace typically offer information-based consulting, integration and management services. Services are designed to increase clients' operations effectiveness through reduced cost, improved customer service, enhanced quality of current product lines and services, and a more rapid introduction of new products and services. Competitors also offer industry-specific expertise to objectively evaluate, select, develop, implement, and manage information systems, networks, and applications.

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Consulting services are becoming more focused on technology-based solutions to help clients improve cost management, quality, service, and research and development to obtain differentiation and competitive advantage. E-strategy services are being provided to business and IT executives with education, insights, and strategies to utilize the power of the Internet to improve their performance. E-strategy services include executive visioning, business strategy, planning for e-business initiatives, user design, and intellectual capital formation. IT strategy consulting services are focusing on the use of IT to support business goals, and to leverage the power of the Internet to transform the way products and services are distributed and retailed.

Strategic planning consulting services typically consist of strategic alignment (which includes IT strategic planning and governance, alignment of IT and process, and future focus and regulatory requirements), IT department operational excellence (which includes fiscal responsibility, infrastructure, IT department processes, data center operations, and IT human resources management), and IT value realization (which consists of performance measurement, business integration (people, process and technology), change management and application investment). Performance improvement services consist of process redesigning to reducing administrative costs, improving financial performance, engaging and retaining customers, and improving accountability and reporting.

Other commonly found services among competitors include long-term IT management expertise, as well as a wide range of management services including assessment/due diligence, program management, discrete outsourcing, and full IT outsourcing services.

Consulting firms PTAM is competing with include regional and specialty consulting firms, as well as the consulting groups of international accounting forms such as KPMG LLP, Ernst & Young LLP, Deloitte & Touche LLP, PricewaterhouseCoopers LLP, and Andersen Consulting. In its management and IT consulting services, BSC competes with information system vendors such as HBO & Company, Inc., Integrated Systems Solution Corporation, Electronic Data Systems Corporation, Perot Systems Corporation, SAIC, CAP Gemini America, Inc., and Computer Sciences Corporation. In e-commerce-related services, PTAM competes with the traditional competitors, as well as newer, Internet product and service companies such as Razorfish, Scient, TriZetto, and Viant.

Strategy and Implementation Summary

PTAM intends to succeed by offering companies a comprehensive range of multi-cycle business planning solutions.

Competitive Edge

Our competitive edge is the team approach of consultants who are each focused in one or two business disciplines.

Sales Strategy

PTAM intends to succeed by offering companies a comprehensive range of multi-cycle business planning solutions. The company will strive to optimize its billing hours. The following table outlines the sales forecast for the next three years.

Management Team

Matthew Markin has extensive experience in business planning and finance, including CEO positions. Christian Garay brings in experience in the area of marketing, advertising, and communications.

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DESCRIPTION OF PROPERTY

The company does not have a physical principal office or material physical property, as its employees are all working remotely due to COVID 19

FORWARD-LOOKING STATEMENTS

This Offering Statement contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "could", "may", "will", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable laws, including the securities laws of the United States, we do not intend to update any of the forward-looking statements so as to conform these statements to actual results.

Our unaudited financial statements are stated in U.S. dollars and are prepared in accordance with generally accepted accounting principles in the United States. The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this quarterly report.

In this Offering Statement, unless otherwise specified, all dollar amounts are expressed in United States dollars. All references to "common shares" refer to the common shares in our capital stock and unless otherwise indicated, the terms "we", "us", "our" and "our company" mean Potash America, Inc., a Nevada corporation, unless otherwise indicated.

General Overview

We were incorporated in the state of Nevada on July 31, 2007 as Adtomize Inc. On June 29, 2010, we underwent a change of control. On September 8, 2010, we affected a split of our authorized capital and our issued and outstanding common shares on an 80 for 1 basis. On March 3, 2011, we changed our name to Potash America, Inc., and began looking for opportunities to acquire exploration stage mineral properties. We maintain our business offices at 200 South Virginia Street, 8th Floor, Reno, Nevada, 89501 and our telephone number is (775) 398-3019.

Before we went through a change of control and business focus, we engaged in the business of developing an online advertising brokerage service to bring together high traffic web site publishers with companies wishing to place ads on them in order to drive traffic to their own internet sites. Since our inception, we had been attempting to raise money to operate our business, but have not been able to secure the funds necessary to do so. The lack of funds and the present economy have prevented that from happening. As we have been unable to raise the capital necessary to develop and market our service, we began a search for other business opportunities which may benefit our shareholders and allow us to raise capital and operate.

Current Business

We Potash America, Inc. (“the Company” or “PTAM”), was incorporated in the state of Nevada on July 31, 2007. We were incorporated in the state of Nevada on July 31, 2007, as Adtomize Inc. On June 29, 2010, we underwent a change of control. On September 8, 2010, we affected a split of our authorized capital and our issued and outstanding common shares on an 80 for 1 share basis. On March 3, 2011, we changed our name to Potash America, Inc. We maintain an office at 2234 North Federal Highway, Suite 2002, Boca Raton, Florida 33431 and our telephone number is (561) 427-9670.

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Commencing with its organization, the Company focused on the acquisition and development of exploration stage mineral properties, with emphasis on fertilizer and agri-business assets, including potash, montmorillonite, bentonite and gypsum. The Company sought to acquire known deposits whose economic value had changed with market pricing levels, and to develop these assets into agri-products. Changes in the agri-business market, together with the Company’s lack of sufficient to acquire mineral properties at attractive prices, caused the Company to withdraw from active involvement in the mineral properties business in 2013.

Our Business Focus

At Potash America we offer an unparalleled consultant partnership through our diverse portfolio of clients by identifying people and businesses in key sectors in need of guidance. Through stimulation, reorganization, or introduction of new products and services, we help entrepreneurs reach their fullest potential. When a product or service has an appealing concept, we are willing to take risks and support people and businesses that fit our goals and philosophy, advancing ideas that are new, unique, creative, and experimental.

We believe that socioeconomic and environmental improvements can be made in all sectors of the world. That’s why our consulting vision isn’t only to explore sectors such as renewable energy or health and wellness, but to continually help the businesses become greener while improving profits. By partnering with these companies, we can help our partners reach their financial goals while also doing good for their communities and the planet.

Credit Facility Agreements

On March 15, 2011, we entered into a credit facility agreement. The lender agreed to provide us with a line of credit in the amount of up to $200,000 wherein, within three business days after receipt of notice from us, the lender would advance amounts requested to our company. On June 22, 2011, the credit facility agreement was amended to increase the size of the line of credit to a total of $1,000,000. We shall use the advances to fund working capital and general corporate activities. Pursuant to the terms of the credit facility agreement, our company shall pay any outstanding amounts to the lender on demand. We may also repay the loan and accrued interest at any time without penalty. Amounts outstanding shall bear interest at the rate of 5% per annum. During the year ended March 31, 2013, control of the Company was acquired by the person who also controls the company that has issued this line of credit.

On November 22, 2011, we entered into a second credit facility agreement in which the lender agreed to provide our company with a line of credit in the amount of up to $500,000. Pursuant to the terms of the credit facility agreement, our company shall pay any outstanding amounts to the lender on demand. Our company may also repay the loan and accrued interest at any time without penalty. Amounts outstanding shall bear interest at the rate of 10% per annum.

On April 12, 2012, we entered into a $1,000,000 letter of credit agreement dated March 27, 2012. Pursuant to the terms outlined in the letter of credit, at any time our company may require any and all funds outstanding under the letter of credit, except for accrued interest which is to be paid in cash, to be converted into units of our company at a price of $0.80 per unit. Each unit consists of one share of common stock and one warrant to purchase one share of common stock at $1.50 US for a period of five years. Our company will pay annual interest of 5% until the loan is repaid or converted into units. Our company will issue 1,250,000 units when the exercise provision is enacted.

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Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Employees

We do not expect any material changes in the number of employees over the next 3 month period (although we may enter into employment or consulting agreements with our officers or directors). We do and will continue to outsource contract employment as needed.

Results of Operations

The following unaudited summary of our results of operations should be read in conjunction with our financial statements for the three months ended March 31, 2021 and 2020.

We have not generated any revenue since inception and are dependent upon obtaining financing to pursue our business activities. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Results of Operations for the Six Months Ended September 30, 2021 and 2020

Our operating results for the six months ended September 30, 2021 and 2020 and the changes between those periods for the respective items are summarized as follows:

		Six Months Ended September 30, 2021		Six Months Ended September 30, 2020		Change Between Six Months Ended September 30, 2021 and 2020
Revenue	$	Nil	$	Nil	$	Nil
Professional fees		$4,800		$4,375		$425
Transfer agent and filing fees		$5,733		$5,914		$(181)
General and administrative		$218,540		$147,000		$71,540
Interest Expense		$30,900		$30,420		$480

Net loss		$(259,973)		$(187,709)		$72,264

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Our expenses during the six months ended September 30, 2021 compared to the same period in 2020 primarily as a result of salary and transfer agent and filing fees.

Liquidity and Financial Condition

Working Capital

	At September 30, 2021	At September 30, 2020	Change Between September 30, 2021 and September 30, 2020
Current Assets	$1,118	$288	$830
Current Liabilities	$2,767,636	$2,365,372	$402,265
Working Capital / (Deficit)	$(2,766,518)	$(2,365,084)	$(401,434)

Cash Flows

	Six Months Ended September 30, 2021		Six Months Ended September 30, 2020
Cash Flows (used in) Operating Activities		$(9,773)		$(9,414)
Cash Flows (used in) Investing Activities	$	Nil	$	Nil
Cash Flows provided by Financing Activities		$10,733		$9,702
Net Increase (Decrease) in Cash During Period		$960		$288

As of September 30, 2021, our total current assets were $1,118, and our total liabilities were 2,767,636 and we had a working capital deficit of $2,766,518. Our unaudited financial statements report a net loss of $259,973 for the six months ended September 30, 2021 compared to a net loss of $187,709 for the same period in 2020 and a net loss of $4,660,219 for the period from July 31, 2007 (inception) to September 30, 2021.

We estimate that our cash expenses over the next 12 months will be approximately $60,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

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Specifically, we estimate our operating expenses and working capital requirements for the next 12 months to be as follows:

Description	Target completion date or period	Estimated expenses ($)
Legal and accounting fees	12 months	50,000
General and administrative	12 months	10,000
Total		60,000

Results of Operations for the Year Ended March 31, 2021 and 2020

Our operating results for the year ended March 31, 2021 and 2020 and the changes between those periods for the respective items are summarized as follows:

		Year Ended March 31, 2021		Year Ended March 31, 2020		Changes Between Year Ended March 31, 2021 and 2020
Revenue	$	Nil	$	Nil	$	Nil
Professional fees		$11,434		$10,825		$609
Transfer agent and filing fees		$11,782		$6,114		$5,668
General and administrative		$245,030		$147,000		$98,030
Interest Expense		$60,924		$60,195		$729
Net loss		$(329,170)		$(224,134)		$105,036

Our expenses during the year ended March 31, 2021 compared to the same period in 2020 primarily as a result of salary and transfer agent and filing fees.

Liquidity and Financial Condition

Working Capital

	At March 31, 2021	At March 31, 2020		Change Between March 31, 2021 and March 31, 2020
Current Assets	$158	$	Nil	$158
Current Liabilities	$2,506,703		$2,177,375	$329,328
Working Capital / (Deficit)	$(2,506,545)		$(2,177,375)	$(329,170)

21

Cash Flows

	Year Ended March 31, 2021		Year Ended March 31, 2021
Cash Flows (used in) Operating Activities		$(17,812)		$(15,614)
Cash Flows (used in) Investing Activities	$	Nil	$	Nil
Cash Flows provided by Financing Activities		$17,970		$15,614
Net Increase (Decrease) in Cash During Period		$158	$	Nil

As of March 31, 2021, our total current assets were $158, and our total liabilities were 2,506,703 and we had a working capital deficit of $2,506,545. Our unaudited financial statements report a net loss of $329,170 for the year ended March 31, 2021 compared to a net loss of $224,134 for the same period in 2020 and a net loss of $4,400,246 for the period from July 31, 2007 (inception) to March 31, 2021.

We estimate that our cash expenses over the next 12 months will be approximately $60,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Specifically, we estimate our operating expenses and working capital requirements for the next 12 months to be as follows:

Description	Target completion date or period	Estimated expenses ($)
Legal and accounting fees	12 months	50,000
General and administrative	12 months	10,000
Total		60,000

Future Financings

We will require additional financing in order to enable us to proceed with our plan of operations, as discussed above, including approximately $60,000 over the next 12 months to pay for our ongoing expenses. These expenses include legal, accounting and audit fees as well as general and administrative expenses. These cash requirements are in excess of our current cash and working capital resources. Accordingly, we will require additional financing in order to continue operations and to repay our liabilities. There is no assurance that any party will advance additional funds to us in order to enable us to sustain our plan of operations or to repay our liabilities.

We anticipate continuing to rely on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.

We presently do not have any arrangements for additional financing for the expansion of our exploration operations, and no potential lines of credit or sources of financing are currently available for the purpose of proceeding with our plan of operations.

Going Concern

We have generated only nominal revenues and are dependent upon obtaining outside financing to carry out our operations and pursue our business development activities. If we are unable to generate future cash flows, raise equity or secure alternative financing, we may not be able to continue our operations and our business plan may fail. You may lose your entire investment.

If our operations and cash flow improve, our management believes that we can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or an improvement in our liquidity situation. The threat of our ability to continue as a going concern will cease to exist only when our revenues have reached a level able to sustain our business operations.

22

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing our company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing our company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2021.

During the year ended March 31, 2011, our company enacted an 80 to 1 forward stock split. All share and per share data have been adjusted to reflect such stock split.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. On April 21, 2011, our company instituted a Stock Option Plan which allows for the issuance of 3,000,000 shares of common stock to our company’s management, employees, and consultants. As of March 31, 2021, there were no stock options issued.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Recent Accounting Pronouncements

Our company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on our company’s results of operations, financial position or cash flow.

23

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Shares. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors may deem relevant.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 74.5% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering.

The following table illustrates this per Share dilution:

	100%	75%	50%	25%
Number of shares	1,000,000,000	750,000,000	500,000,000	250,000,000
Shares outstanding at this time	348,625,000	348,625,000	348,625,000	348,625,000
Total	1,348,625,000	1,098,625,000	848,625,000	598,625,000

Proceeds at $0.005 per share	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Offering costs	($35,000)	($35,000)	($35,000)	($35,000)
Net Proceeds	$4,965,000	$3,715,000	$2,465,000	$1,215,000

Per share after offering	0.003681527	0.0033815	0.0029047	0.002029651

Dilution	$0.0033	$0.0036	$0.0041	$0.0050
	47%	52%	59%	71%

Book Value per share at 09/30/2021	($2,766,518)	($2,766,518)	($2,766,518)	($2,766,518)
Book Value per share before offering	-$0.0079	-$0.0079	-$0.0079	-$0.0079

Book Value per share after offering	$0.0016	$0.0009	-$0.0004	-$0.0026
Increase per Share	$0.0095	$0.0088	$0.0075	$0.0053
Dilution to investors	$0.0033	$0.0036	$0.0041	$0.0050
Percent Dilution	47%	52%	59%	71%

        PLAN OF DISTRIBUTION

We are offering a maximum of 1,000,000,000 Shares on a “best efforts” basis. The Offering will terminate at the earlier of: (1) the date at which the maximum Offering amount has been sold, (2) the date which is six months from this Offering’s being qualified by the Commission, or (3) the date at which this Offering is earlier terminated by us in our sole discretion.

The fixed price per Share of the Common Shares is $.005 per Share as forth in the final Offering Circular.

There is no minimum offering amount. Funds tendered by investors will be not be put into an escrow account and will be immediately available to us.

We may engage one or more broker-dealers to assist us in the sale of the Shares on a best efforts basis,.

Persons who desire information about this offering may find it at www.potashamerica.net (the “Online Platform”). This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Online Platform.

No Shares are being offered or will be sold for the account of security holders.

24

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

We have a sole director and executive officer. All directors of our company hold office until the next annual meeting of the securityholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Approximate Hours Per Week For Part Time Employment
Matthew Markin	Chairman, CEO, CFO, President and Director	55	25

Business Experience

The following is a brief account of the education and business experience of our Matthew Markin, our sole director, executive officer and key employee,

Matthew Markin, Chairman, Chief Executive Officer, Chief Financial Officer, President, and Director

Matthew Markin has been Chairman, President and a director of our company since March 22, 2013. He has served since April 2017, as Senior Vice-President of Sales of Markin Medical Air Service, Plantation, Florida, a multi-million dollar company selling air and ground ambulance membership insurance products. He was senior Vice-President of sales SCI-Direct, a multi-billion dollar company selling pre-need insurance, from April 2014 to April 2016. From 2002 until 2004, Mr. Markin was President and C.E.O of Markin Capital Group, Boca Raton, Florida, and investment banking firm providing financing for private and public companies traded on U.S., Canadian, and German stock exchanges, with emphasis on mining and technology companies. Mr. Markin was President and C.E.O of Fran Mar Development Corporation, Vancouver, Canada, a real estate development and construction company, from 1990 until 2000.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Capacities in which Compensation was Received	Compensation Received	Other Compensation	Total Compensation

Matthew Markin	Chairman, CEO, CFO, President and Director	$294,000(1)	None	$294,000(1)

(1)	Reflects the amount payable to Mr. Markin, all of which was deferred in the fiscal years ended March 31, 2020 and March 31, 2021. The total amount of deferred compensation payable to Mr. Markin as of March 31, 2020, was $332,500 and for March 31, 2021 was $$577,500.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Matthew Markin, the Company’s President, Chief Executive Officer and sole director, entered into an employment agreement with the Company dated October 1, 2019. The agreement provides that Mr. Markin will be the chief executive officer of the Company and will perform such duties commensurate with that position as the Company may require. For such services Mr. Markin is to receive an annual salary of $294,000. The agreement requires Mr. Markin to devote his full business time to the Company. Mr. Markin has agreed to provide full-time services when the Company has raised sufficient capital for him to begin to implement the business plan described in “Business,” above.

The Company opened a $200,000 line of credit during the year ended March 31, 2011, with a company controlled by Mr. Markin, who became the controlling shareholder of the Company and its sole officer and director in the fiscal year ended March 31, 2013. The line of credit is secured by the assets of the Company, bears 5% interest and is due on demand. On June 22, 2011, the Company’s credit line was increased from $200,000 to $1,000,000. The letter of credit agreement was amended and restated on November 8, 2020.The line of credit was drawn to $499,524 as of March 31, 2020. Interest expense related to the line of credit was $263,547 as of March 31, 2020. The Outstanding principal and interest on the line of credit are convertible into Common Stock at a price of $0.001 per share of Common Stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Needs--Credit Facility Agreements” for a description of the amended and reststated credit agreement. The line of credit was drawn to $517,494 as of March 31, 2021. Accrued interest related to the line of credit was $288,971 as of March 31, 2021 and has not been paid.

25

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth security ownership information pertaining to persons who are officers, directors, or known by us to beneficially own more than 5% of the Common Stock, which is the sole class of voting stock in the Company, and of all of the directors and executive officers of the Company as a group, as of November 17, 2021.

Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, of any shares of our Common Stock over which he or she has or shares, directly or indirectly, voting or investment power or of which he or she has the right to acquire beneficial ownership at any time within 60 days. As used in this prospectus, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Common Stock beneficially owned and percentage ownership was based on 348,625,000 shares outstanding on November 17, 2021. Unless otherwise indicated, the address of each beneficial owner is c/o Potash America, Inc., 2334 N. Federal Highway, Suite 2008, Boca Raton, Florida, 33431.

Name and Title	Number of Shares	Percent

Matthew Markin
President, Chief Executive Officer and Director(1)	200,000,000(1)	57.36%

All directors and executive officers as a group (1 person)	200,000,000	57.36%

(1)Does not include 763,710,000 shares of Common Stock issuable to Mr. Markin on conversion of the $517,494principal balance and accrued interest of $288,971 due Mr. Markin, on his letter of credit facility with the Company. The letter of credit agreement was amended and restated on November 8, 2020. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Needs-Credit Facility Agreements” for a description of the terms of conversion, including notice provisions and limitations on Mr. Markin’s exercise of his conversion rights. The line of credit was drawn to $517,494 as of March 31, 2021. Accrued interest related to the line of credit was $288,971 as of November 17, 2021 and has not been paid.

SECURITIES BEING OFFERED

Common Stock

We are authorized to issue up to 2,000,000,000 shares of Common Stock, par value $0.0001 per share, of which 348,625,000 shares are issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote per share on matters submitted to a vote of shareholders. There is no cumulative voting for the election of our Board of Directors or any other matter on which our shareholders may vote. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor. Upon our liquidation, dissolution, or winding up, the holders of our Common Stock will be entitled to share ratably in our assets of which are legally available for distribution, after payment of all debts and other liabilities.

Limitations on Directors’ Liability

As permitted by the provisions of the Nevada Revised Statutes, we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of our company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

26

We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.

The Nevada Revised Statutes also permit a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was:

·	a director, officer, employee or agent of the corporation; or
·	is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

Quotation of our Common Stock

Our Common Stock is quoted on the OTC Market Pink Sheets under the symbol “PTAM.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Regulation A offering statement on Form 1-A with the SEC under the Securities Act with respect to the Shares to be sold in this Offering. This Offering Circular constitutes a part of the offering statement, and does not contain all of the information set forth in the offering statement and exhibits and schedules to the offering statement. For further information with respect to our Company and the Shares to be sold in this offering, reference is made to the offering statement, including the exhibits and schedules to the offering statement. Statements contained in this Offering Circular as to the contents of any contract is an exhibit to the offering statement, each statement is qualified in all respects by the exhibit to which the reference relates. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We may supplement the information in this Offering Circular by filing a supplement with the SEC. You should read all the available information before investing.

27

 POTASH AMERICA, INC.

UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTH ENDED SEPTEMBER 30, 2021 AND 2020

Page

Balance Sheets	1

Statements of Operations	2

Statements of Stockholders’ Deficit	3

Statements of Cash Flows	4 - 5

Notes to Financial Statements	6 - 11

28

Potash America, Inc.

(An Exploration Stage Company)

Balance Sheets

(Unaudited)

As at,	September 30, 2021	March 31, 2021

ASSETS
Current assets
Cash and cash equivalents	$1,118	$158
Deposit	—	—
Prepaid expenses	—	—
Total current assets	1,118	158
Property and equipment
Mining interests	—	—
Total property and equipment	—	—
Total assets	1,118	158
LIABILITIES
Current liabilities
Accounts payable and accrued expenses	21,779	20,979
Deferred compensation	796,000	577,500
Interest payable	654,490	623,590
Convertible line of credit, net of debt discount	710,000	710,000
Note payable	57,140	57,140
Line of credit	528,227	517,494
Total current liabilities	2,767,636	2,506,703
Total liabilities	2,767,636	2,506,703
Commitments and contingencies	—	—
SHAREHOLDERS' EQUITY
Common shares, $0.0001 par value, 2,000,000,000 common shares authorized;
348,625,000 and 348,625,000 common shares issued and outstanding, respectively	34,863	34,863
Additional paid-in-capital	1,858,838	1,858,838
Deferred stock compensation	—	—
Deficit accumulated during the exploration stage	(4,660,219)	(4,400,246)
Total shareholders’ equity	(2,766,518)	(2,506,545)
Total liabilities and shareholders’ equity	1,118	158

The accompanying notes are an integral part of these financial statements

1

Potash America, Inc.

(An Exploration Stage Company)

Statements of Operations

(Unaudited)

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
	$	$	$	$
Revenue	-	-	-	-
Operating expenses
Impairment of mining interests	—	—	—	—
Professional fees	2,400	1,975	4,800	4,375
Transfer agent and filing fees	957	4,957	5,733	5,914
General and administrative	194,020	73,500	218,540	147,000
Total operating expenses	197,377	80,432	229,073	157,289
Loss from operations	(197,377)	(80,432)	(229,073)	(157,289)
Other income or gain (expense or loss)
Interest expense	(15,575)	(15,343)	(30,900)	(30,420)
Amortization of debt discount	—	—	—	—
Total other income or gain (expense or loss)	(15,575)	(15,343)	(30,900)	(30,420)
Loss before income tax	(212,952)	(95,775)	(259,973)	(187,709)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	(212,952)	(95,775)	(259,973)	(187,709)
Loss per common share – basic and fully diluted	(0.00)	(0.00)	(0.00)	(0.00)
Weighted average common shares – basic and fully diluted	348,625,000	348,625,000	348,625,000	348,625,000

The accompanying notes are an integral part of these financial statements.

2

Statements of Stockholders' (Deficit)

Unaudited

	Common Stock		Additional Paid in Capital		Deficit Accumulated During Exploration Stage	Total Stockholders' Equity
	Shares	Amount		Deferred Stock Compensation
Balance, September 30, 2020	348,625,000	34,863	1,858,839	-	(4,071,076)	(2,177,375)

Net loss for the period ending September 30, 2020	-	-	-	-	(187,709)	(187,709)

Balance, September 30, 2020	348,625,000	34,863	1,858,839	-	(4,258,785)	(2,365,084)

Balance, September 30, 2021	348,625,000	34,863	1,858,839	-	(4,400,246)	(2,506,545)

Net loss for the period ending September 30, 2021	-	-	-	-	(259,973)	(259,973)

Balance, September 30, 2021	348,625,000	34,863	1,858,839	-	(4,660,219)	(2,766,518)

  (1) The Company consolidated its outstanding shares on the basis of 1 new for every 15 old shares and any fractional shares were rounded up, resulting is extra shares being issued

The accompanying notes are an integral part of these financial statements

3

Potash America, Inc.

(An Exploration Stage Company)

Statements of Cash Flows

(Unaudited)

For the six months ended September 30,	2021	2020
	$	$
Cash flows from operating activities
Net loss and comprehensive loss	(259,973)	(187,709)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	—	—
Stock-issued payment on debt	—	—
Amortization of debt discount	—	—
Impairment of mining claims	—	—
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	—	—
Decrease in deposit	—	—
Increase (decrease) in accounts payable and accrued expenses	800	875
Increase in interest payable	30,900	30,420
Increase in deferred compensation	218,500	147,000
Net cash used in operating activities	(9,773)	(9,414)
Cash flows from investing activities
Acquisitions of mineral properties	—	—
Net cash used in investing activities	—	—
Cash flows from financing activities
Proceeds from note payable - related parties	—	—
Proceeds from (payments on) lines of credit	10,733	9,702
Proceeds from line of credit - convertible	—	—
Proceeds from sale of stock	—	—
Purchase of treasury stock	—	—
Net cash from financing activities	10,733	9,702
Increase (decrease) in cash and cash equivalents	960	288
Cash and cash equivalents, beginning of period	158	—
Cash and cash equivalents, end of period	1,118	288
The accompanying notes are an integral part of these financial statements

4

Potash America, Inc.

Statements of Cash Flows

(Unaudited)

For the six months ended September 30,	2021	2020

Supplemental Disclosures:

Cash paid for:
Interest	$—	$—
Income tax	—	—

Non-cash financing activities:
Forgiveness of debt from former shareholder converted to capital	—	—
Stock options recorded as deferred stock compensation	—	—
Issuance of common stock to acquire mineral properties	—	—
Intrinsic value of beneficial conversion feature of convertible line of credit	—	—

The accompanying notes are an integral part of these financial statements

5

POTASH AMERICA, INC.

NOTES TO THE FINANCIAL STATEMENTS

SIX MONTHS ENDED SEPTEMBER 30, 2021

UNAUDITED

NOTE 1 – NATURE OF OPERATIONS

Potash America, Inc. (“the Company” or “PTAM”), was incorporated in the state of Nevada on July 31, 2007. We were incorporated in the state of Nevada on July 31, 2007, as Adtomize Inc. On June 29, 2010, we underwent a change of control. On September 8, 2010, we affected a split of our authorized capital and our issued and outstanding common shares on an 80 for 1 share basis. On March 3, 2011, we changed our name to Potash America, Inc. We maintain an office at 2234 North Federal Highway, Suite 2002, Boca Raton, Florida 33431 and our telephone number is (561) 427-9670.

Commencing with its organization, the Company focused on the acquisition and development of exploration stage mineral properties, with emphasis on fertilizer and agri-business assets, including potash, montmorillonite, bentonite and gypsum. The Company sought to acquire known deposits whose economic value had changed with market pricing levels, and to develop these assets into agri-products. Changes in the agri-business market, together with the Company’s lack of sufficient to acquire mineral properties at attractive prices, caused the Company to withdraw from active involvement in the mineral properties business in 2013.

Our Business Focus

 At Potash America we offer an unparalleled consultant partnership through our diverse portfolio of clients by identifying people and businesses in key sectors in need of guidance. Through stimulation, reorganization, or introduction of new products and services, we help entrepreneurs reach their fullest potential. When a product or service has an appealing concept, we are willing to take risks and support people and businesses that fit our goals and philosophy, advancing ideas that are new, unique, creative, and experimental.

 We believe that socioeconomic and environmental improvements can be made in all sectors of the world. That’s why our consulting vision isn’t only to explore sectors such as renewable energy or health and wellness, but to continually help the businesses become greener while improving profits. By partnering with these companies, we can help our partners reach their financial goals while also doing good for their communities and the planet.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a March 31 fiscal year end.

Financial Instrument

The Company's financial instrument consists of cash, prepaid expenses, deposits, accounts payable and accrued expenses, deferred compensation, accrued interest, convertible line of credit, note payable, and a line of credit due to a related party.

It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

6

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Cash and Cash Equivalents

PTAM considers all highly liquid investments with maturities of three months or less to be cash equivalents. At September 30, 2021, the Company had $1,118 cash, whereas, on September 30, 2020, the Company had $158 cash.

Revenue Recognition

The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured.

Advertising

The Company expenses advertising costs as incurred. As of September 30, 2021, and 2020, respectively, the Company expensed $0 in marketing and website development and maintenance of its site.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. As of September 30, 2021, there were no stock options outstanding.

Recent Accounting Pronouncements

PTAM does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

7

NOTE 3 – ACCRUED EXPENSES

Accrued expenses and liabilities consisted of the following as of September 30, 2021 and September 30, 2020:

	September 30, 2021	September 30, 2020
Accounting fees	$2,500	$2,500
Legal fees	7,445	7,445
Filing fees	200	200
Administrative expense	—	—
Total accrued expenses	$10,145	$10,145

NOTE 4 – NOTES PAYABLE

A former shareholder and director of the Company advanced funds at various times since inception in order to support operations. The loans are unsecured, non-interest bearing and due on demand. The amount due to the former shareholder and director was $57,140 as of September 30, 2021 and 2020.

NOTE 5 – LINE OF CREDIT – RELATED PARTY

The Company opened a line of credit during the year ended March 31, 2011 in the amount of $200,000. The line of credit is secured by the assets of the company, bears 5% interest and is due on demand.

On June 22, 2011, the Company’s credit line was increased from $200,000 to $1,000,000 under the same terms. The line of credit was drawn to $528,227 as of September 30, 2021. Interest expense related to the line of credit was $302,073 as of September 30, 2021 and has not been paid. During the year ended March 31, 2013, control of the Company was acquired by Mr. Markin who also controls the company that has issued this line of credit.

NOTE 6 – LINE OF CREDIT

On November 22, 2011, the Company entered into a second Credit Facility Agreement in which the lender agreed to provide the Company with a line of credit in the amount of up to $500,000. Pursuant to the terms of the Credit Facility Agreement, the Company shall pay any outstanding amounts to the lender on demand. The Company may also repay the loan and accrued interest at any time without penalty.

Amounts outstanding shall bear interest at the rate of 10% per annum. The line of credit was drawn to $400,000 as of March 31, 2012.

During the year ended March 31, 2013, the balance was repaid and the amount due at March 31, 2013 was $0. Accrued interest related to the line of credit was $21,247 as of September 30, 2021 and has not been paid.

NOTE 7 – CONVERTIBLE LINE OF CREDIT

On April 12, 2012, the Company entered into a $1,000,000 Letter of Credit Agreement with Themis Partners dated April 12, 2012. Pursuant to the terms outlined in the Letter of Credit, at any time the Company may require any and all funds outstanding under the Letter of Credit, except for accrued interest, which is to be paid in cash, to be converted into units of the Company at a price of $0.80 per unit (the “Unit”). Each Unit consists of one

(1) share of common stock and one (1) warrant to purchase one (1) share of common stock at $1.50 for a period of five (5) years. The Company will pay annual interest of 5% until the loan is repaid or converted into Units. The Company will issue up to 1,250,000 Units when the exercise provision is enacted. The Company determined the intrinsic value of the beneficial conversion feature on each draw date by valuing the warrants using the Black-Scholes Option Pricing Model and then allocating the $0.80 conversion price of each unit between the stock and warrants.  The warrants were valued using the following assumptions on each draw date: stock price at grant date - $0.23-$0.89, exercise price - $1.50, expected life – 5 years, volatility – 126%-130%, risk-free rate - .70%-.86%.  The total intrinsic value of the beneficial conversion feature of the draws was determined to be $302,904 and was amortized in full as of March 31, 2013. The line of credit was drawn to $710,000 as of September 30, 2021. Accrued interest related to the line of credit was $331,170 as of September 30, 2021 and has not been paid.

8

NOTE 8 – RELATED PARTY TRANSACTIONS

On November 7, 2011, the Company entered into an employment agreement with Barry Wattenberg, our former president, chief executive officer, chief financial officer, secretary, treasurer and a member of our board of directors.  The employment agreement became effective on December 1, 2011.

Barry Wattenberg resigned as director, Chairman, President and Treasurer of the Company, effective March 22, 2013.

The total deferred compensation amounts of $185,500 as of March 22, 2013 has not changed.

On October 1, 2019, the Company entered into an employment agreement with Matthew Markin as our chief executive officer. The employment agreement became effective on October 1, 2019.

The total deferred compensation for Mr. Markin salary as of September 30, 2021, is $588,000.

On August 1, 2021, the Company entered into an employment agreement with Christian Garay as our Senior Vice President of Marketing and Business Development. The employment agreement became effective on August 15, 2019.

The total deferred compensation for Mr. Garay salary as of September 30, 2021, is $22,500.

The total amount of deferred compensation as of September 30, 2021, is $796,000 compared to total deferred compensation as of September 30, 2020 of $479,500.

NOTE 9 – CAPITAL STOCK

Stock issued

The company has 2,000,000,000 common shares authorized at a par value of $0.0001 per share.

During the period ended March 31, 2008, the Company issued 80,000,000 common shares to founders for total proceeds of $8,000. Additionally, the Company issued 67,200,000 shares during the period ended March 31, 2008 for total proceeds of $42,000.

On July 9, 2010, a former shareholder and director of the Company agreed to forgive debt in the amount of $14,244. This amount has been recorded as contributed capital.

Effective September 8, 2010 the Company increased the authorized shares of common stock from 100,000,000 to 200,000,000 and enacted a forward stock split of 80 to 1. All share and per share data has been adjusted to reflect such stock split.

In May 2011 the Company issued 150,000 common shares in lieu of compensation along with stock options.

On November 10, 2011, the Company issued 25,000 shares of common stock as compensation for a finder’s fee related to the Sodaville, Nevada property.

9

On December 31, 2011, the Company issued an aggregate of 190,000 restricted shares to our directors, advisors and consultants for the Company.

On March 20, 2012, the Company issued an aggregate of 100,000 restricted shares in lieu of compensation along with stock options.

On April 11, 2012, the Company purchased 40,000 shares back from an investor for a total payment of $10,000. The shares were subsequently cancelled and retired on May 2, 2012.

On June 30, 2012, the Company issued 1,000,000 restricted shares of our common stock at a value of $196,000 in connection with the acquisition of mineral properties. (See note 3 for further details).

On December 7, 2017, the Company issued 200,000,000 restricted shares of common stock in lieu of payment on related shareholder’s line of credit.

Stock-based compensation expense related to option grants for the year ended September 30, 2021 was $0.

There were 348,625,000 shares of common stock issued and outstanding as of September 30, 2021.

As of September 30, 2021, the Company has no warrants or stock options outstanding.

Stock options

The Company uses the Black-Scholes Option Pricing Method to value all stock options granted.

There Company did not have stock-based compensation expense related to option as of September 30, 2021.

All prior options granted have expired.

NOTE 10 – INCOME TAXES

The provision for Federal income tax consists of the following for the six months ended September 30, 2021 and 2020:

	September 30, 2021	September 30, 2020
Federal income tax benefit attributable to:
Current operations	$90,991	$65,698
Less: valuation allowance	(90,991)	(65,698)
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows as of September 30, 2021 and 2020, respectively:

	September 30, 2021	September 30, 2020
Deferred tax asset attributable to:
Net operating loss carryover	$1,631,077	$1,540,086
Less: valuation allowance	(1,631,077)	(1,540,086)
Net deferred tax asset	$—	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $4,660,219 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 11 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has negative working capital, no established source of revenue and significant losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 12 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, there are no other subsequent events in the Company’s operation to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events described above.

10

POTASH AMERICA, INC. UNAUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED MARCH 31, 2021 AND 2020

Page
Balance Sheets	1
Statements of Operations	2
Statements of Stockholders’ Deficit	3
Statements of Cash Flows	4 - 5
Notes to Financial Statements	6 - 11
11

Potash America, Inc.

(An Exploration Stage Company)

Balance Sheets

(Unaudited)

As at,	March 31, 2021	March 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$158	$—
Deposit	—	—
Prepaid expenses	—	—
Total current assets	158	—
Property and equipment
Mining interests	—	—
Total property and equipment	—	—
Total assets	158	—
LIABILITIES
Current liabilities
Accounts payable and accrued expenses	20,979	15,545
Deferred compensation	577,500	332,500
Interest payable	623,590	562,666
Convertible line of credit, net of debt discount	710,000	710,000
Note payable	57,140	57,140
Line of credit	517,494	499,524
Total current liabilities	2,506,703	2,177,375
Total liabilities	2,506,703	2,177,375
Commitments and contingencies	—	—
SHAREHOLDERS' EQUITY
Common shares, $0.0001 par value, 2,000,000,000 common shares authorized;
348,625,000 and 348,625,000 common shares issued and outstanding, respectively	34,863	34,863
Additional paid-in-capital	1,858,838	1,858,838
Deferred stock compensation	—	—
Deficit accumulated during the exploration stage	(4,400,246)	(4,071,076)
Total shareholders’ equity	(2,506,545)	(2,177,375)
Total liabilities and shareholders’ equity	158	—

 The accompanying notes are an integral part of these financial statements

1

Potash America, Inc.

(An Exploration Stage Company)

Statements of Operations

(Unaudited)

	Year Ended March 31,
	2021	2020
Revenue	$—	$—
Operating expenses
Impairment of mining interests	—	—
Professional fees	11,434	10,825
Transfer agent and filing fees	11,782	6,114
General and administrative	245,030	147,000
Total operating expenses	268,246	163,939
Loss from operations	(268,246)	(163,939)
Other income or gain (expense or loss)
Interest expense	(60,924)	(60,195)
Amortization of debt discount	—	—
Total other income or gain (expense or loss)	(60,924)	(60,195)
Loss before income tax	(329,170)	(224,134)
Provision for income taxes	—	—
Net loss and comprehensive loss	(329,170)	(224,134)
Loss per common share – basic and fully diluted	(0.00)	(0.00)
Weighted average common shares – basic and fully diluted	348,625,000	348,625,000

The accompanying notes are an integral part of these financial statements.

2

Potash America, Inc.

Statements of Stockholders' (Deficit)

  Unaudited

	Common Stock				Deficit Accumulated During Exploration Stage
	Shares	Amount	Additional Paid in Capital	Deferred Stock Compensation		Total Stockholders' Equity
Balance, March 31, 2019	348,625,000	34,863	1,858,839	-	(3,846,942)	(1,953,241)
Net loss for the period ending March 31, 2020	-	-	-	-	(224,134)	(224,134)
Balance, March 31, 2020	348,625,000	34,863	1,858,839	-	(4,071,076)	(2,177,375)

Balance, March 31, 2020	348,625,000	34,863	1,858,839	-	(4,071,076)	(2,177,375)
Net loss for the period ending March 31, 2021	-	-	-	-	(329,170)	(329,170)
Balance, March 31, 2021	348,625,000	34,863	1,858,839	-	(4,400,246)	(2,506,545)
(1) The Company consolidated its outstanding shares on the basis of 1 new for every 15 old shares and any fractional shares were rounded up, resulting is extra shares being issued
3

Potash America, Inc.

(An Exploration Stage Company)

Statements of Cash Flows

(Unaudited)

For the Year Ended March 31,	2021	2020
Cash flows from operating activities
Net loss and comprehensive loss	$(329,170)	$(224,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	—	—
Decrease in deposit	—	—
Increase (decrease) in accounts payable and accrued expenses	5,434	1,325
Increase in interest payable	60,924	60,195
Increase in deferred compensation	245,000	147,000
Net cash used in operating activities	(17,812)	(15,614)
Cash flows from investing activities
Acquisitions of mineral properties	—	—
Net cash used in investing activities	—	—
Cash flows from financing activities
Proceeds from note payable - related parties	—	—
Proceeds from (payments on) lines of credit	17,970	15,614
Proceeds from line of credit - convertible	—	—
Proceeds from sale of stock	—	—
Purchase of treasury stock	—	—
Net cash from financing activities	17,970	15,614
Increase (decrease) in cash and cash equivalents	158	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	158	—

 The accompanying notes are an integral part of these financial statements

4

Potash America, Inc.

Statements of Cash Flows

(Unaudited)

For the year ended March 31,	2021	2020
Supplemental Disclosures:
Cash paid for:
Interest	$—	$—
Income tax	—	—
Non-cash financing activities:
Forgiveness of debt from former shareholder converted to capital	—	—
Stock options recorded as deferred stock compensation	—	—
Issuance of common stock to acquire mineral properties	—	—
Intrinsic value of beneficial conversion feature of convertible line of credit	—	—

The accompanying notes are an integral part of these financial statements

5

POTASH AMERICA, INC.

NOTES TO THE FINANCIAL STATEMENTS YEAR ENDED MARCH 31, 2021 UNAUDITED

NOTE 1 – NATURE OF OPERATIONS

Potash America, Inc. (“the Company” or “PTAM”), was incorporated in the state of Nevada on July 31, 2007. We were incorporated in the state of Nevada on July 31, 2007, as Adtomize Inc. On June 29, 2010, we underwent a change of control. On September 8, 2010, we affected a split of our authorized capital and our issued and outstanding common shares on an 80 for 1 share basis. On March 3, 2011, we changed our name to Potash America, Inc. We maintain an office at 2234 North Federal Highway, Suite 2002, Boca Raton, Florida 33431 and our telephone number is (561) 427-9670.

Commencing with its organization, the Company focused on the acquisition and development of exploration stage mineral properties, with emphasis on fertilizer and agri-business assets, including potash, montmorillonite, bentonite and gypsum. The Company sought to acquire known deposits whose economic value had changed with market pricing levels, and to develop these assets into agri-products. Changes in the agri-business market, together with the Company’s lack of sufficient to acquire mineral properties at attractive prices, caused the Company to withdraw from active involvement in the mineral properties business in 2013.

Our Business Focus

At Potash America we offer an unparalleled consultant partnership through our diverse portfolio of clients by identifying people and businesses in key sectors in need of guidance. Through stimulation, reorganization, or introduction of new products and services, we help entrepreneurs reach their fullest potential. When a product or service has an appealing concept, we are willing to take risks and support people and businesses that fit our goals and philosophy, advancing ideas that are new, unique, creative, and experimental.

We believe that socioeconomic and environmental improvements can be made in all sectors of the world. That’s why our consulting vision isn’t only to explore sectors such as renewable energy or health and wellness, but to continually help the businesses become greener while improving profits. By partnering with these companies, we can help our partners reach their financial goals while also doing good for their communities and the planet.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a March 31 fiscal year end.

Financial Instrument

The Company's financial instrument consists of cash, prepaid expenses, deposits, accounts payable and accrued expenses, deferred compensation, accrued interest, convertible line of credit, note payable, and a line of credit due to a related party.

6

POTASH AMERICA, INC.

NOTES TO THE FINANCIAL STATEMENTS YEAR ENDED MARCH 31, 2021 UNAUDITED

It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Cash and Cash Equivalents

PTAM considers all highly liquid investments with maturities of three months or less to be cash equivalents. At March 31, 2021, the Company had $158 cash, whereas, on March 31, 2020, the Company had $0 cash.

Revenue Recognition

The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured.

Advertising

The Company expenses advertising costs as incurred. As of March 31, 2021, and 2020, respectively, the Company expensed $0 in marketing and website development and maintenance of its site.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. As of March 31, 2021, there were no stock options outstanding.

Recent Accounting Pronouncements

PTAM does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

7

POTASH AMERICA, INC.

NOTES TO THE FINANCIAL STATEMENTS YEAR ENDED MARCH 31, 2021 UNAUDITED

NOTE 3 – ACCRUED EXPENSES

Accrued expenses and liabilities consisted of the following as of March 31, 2021 and March 31, 2020:

	March 31, 2021	March 31, 2020
Accounting fees	$2,500	$2,500
Legal fees	7,445	7,445
Filing fees	200	200
Administrative expense	—	—
Total accrued expenses	$10,145	$10,145

NOTE 4 – NOTES PAYABLE

A former shareholder and director of the Company advanced funds at various times since inception in order to support operations. The loans are unsecured, non-interest bearing and due on demand. The amount due to the former shareholder and director was $57,140 as of March 31, 2021 and 2020.

NOTE 5 – LINE OF CREDIT – RELATED PARTY

The Company opened a line of credit during the year ended March 31, 2011 in the amount of $200,000. The line of credit is secured by the assets of the company, bears 5% interest and is due on demand.

On June 22, 2011, the Company’s credit line was increased from $200,000 to $1,000,000 under the same terms. The line of credit was drawn to $517,494 as of March 31, 2021. Interest expense related to the line of credit was $288,971, as of March 31, 2021 and has not been paid. During the year ended March 31, 2013, control of the Company was acquired by Mr. Markin who also controls the company that has issued this line of credit.

NOTE 6 – LINE OF CREDIT

On November 22, 2011, the Company entered into a second Credit Facility Agreement in which the lender agreed to provide the Company with a line of credit in the amount of up to $500,000. Pursuant to the terms of the Credit Facility Agreement, the Company shall pay any outstanding amounts to the lender on demand. The Company may also repay the loan and accrued interest at any time without penalty.

Amounts outstanding shall bear interest at the rate of 10% per annum. The line of credit was drawn to

$400,000 as of March 31, 2012.

During the year ended March 31, 2013, the balance was repaid and the amount due at March 31, 2013 was

$0. Accrued interest related to the line of credit was $21,247 as of March 31, 2021 and has not been paid.

NOTE 7 – CONVERTIBLE LINE OF CREDIT

On April 12, 2012, the Company entered into a $1,000,000 Letter of Credit Agreement with Themis Partners dated April 12, 2012. Pursuant to the terms outlined in the Letter of Credit, at any time the Company may require any and all funds outstanding under the Letter of Credit, except for accrued interest, which is to be paid in cash, to be converted into units of the Company at a price of $0.80 per unit (the “Unit”). Each Unit consists of one

8

POTASH AMERICA, INC.

NOTES TO THE FINANCIAL STATEMENTS YEAR ENDED MARCH 31, 2021 UNAUDITED

(1) share of common stock and one (1) warrant to purchase one (1) share of common stock at $1.50 for a period of five (5) years. The Company will pay annual interest of 5% until the loan is repaid or converted into Units. The Company will issue up to 1,250,000 Units when the exercise provision is enacted. The Company determined the intrinsic value of the beneficial conversion feature on each draw date by valuing the warrants using the Black-Scholes Option Pricing Model and then allocating the $0.80 conversion price of each unit between the stock and warrants. The warrants were valued using the following assumptions on each draw date: stock price at grant date - $0.23-$0.89, exercise price - $1.50, expected life – 5 years, volatility – 126%-130%, risk-free rate - .70%-.86%. The total intrinsic value of the beneficial conversion feature of the draws was determined to be $302,904 and was amortized in full as of March 31, 2013. The line of credit was drawn to $710,000 as of March 31, 2021. Accrued interest related to the line of credit was $313,372 as of March 31, 2021 and has not been paid.

NOTE 8 – RELATED PARTY TRANSACTIONS

On November 7, 2011, the Company entered into an employment agreement with Barry Wattenberg, our former president, chief executive officer, chief financial officer, secretary, treasurer and a member of our board of directors. The employment agreement became effective on December 1, 2011.

Barry Wattenberg resigned as director, Chairman, President and Treasurer of the Company, effective March 22, 2013.

The total deferred compensation amounts of $185,500 as of March 22, 2013 has not changed.

On October 1, 2019, the Company entered into an employment agreement with Matthew Markin as our chief executive officer. The employment agreement became effective on October 1, 2019.

The total deferred compensation for Mr. Markin salary as of March 31, 2021 is $392,000.

The total amount of deferred compensation as of March 31, 2021 is $577,500 compared to total deferred compensation as of March 31, 2020 of $332,500.

NOTE 9 – CAPITAL STOCK

Stock issued

The company has 500,000,000 common shares authorized at a par value of $0.0001 per share.

During the period ended March 31, 2008, the Company issued 80,000,000 common shares to founders for total proceeds of $8,000. Additionally, the Company issued 67,200,000 shares during the period ended March 31, 2008 for total proceeds of $42,000.

On July 9, 2010, a former shareholder and director of the Company agreed to forgive debt in the amount of

$14,244. This amount has been recorded as contributed capital.

Effective September 8, 2010 the Company increased the authorized shares of common stock from 100,000,000 to 200,000,000 and enacted a forward stock split of 80 to 1. All share and per share data has been adjusted to reflect such stock split.

9

POTASH AMERICA, INC.

NOTES TO THE FINANCIAL STATEMENTS YEAR ENDED MARCH 31, 2021 UNAUDITED

In May 2011 the Company issued 150,000 common shares in lieu of compensation along with stock options.

On November 10, 2011, the Company issued 25,000 shares of common stock as compensation for a finder’s fee related to the Sodaville, Nevada property.

On December 31, 2011, the Company issued an aggregate of 190,000 restricted shares to our directors, advisors and consultants for the Company.

On March 20, 2012, the Company issued an aggregate of 100,000 restricted shares in lieu of compensation along with stock options.

On April 11, 2012, the Company purchased 40,000 shares back from an investor for a total payment of

$10,000. The shares were subsequently cancelled and retired on May 2, 2012.

On June 30, 2012, the Company issued 1,000,000 restricted shares of our common stock at a value of

$196,000 in connection with the acquisition of mineral properties. (See note 3 for further details).

On December 7, 2017, the Company issued 200,000,000 restricted shares of common stock in lieu of payment on related shareholder’s line of credit.

Stock-based compensation expense related to option grants for the year ended March 31, 2021 was $0. There were 348,625,000 shares of common stock issued and outstanding as of March 31, 2021.

As of March 31, 2021, the Company has no warrants or stock options outstanding.

Stock options

The Company uses the Black-Scholes Option Pricing Method to value all stock options granted.

There Company did not have stock-based compensation expense related to option as of March 31, 2021. All prior options granted have expired.

NOTE 10 – INCOME TAXES

for Federal income tax consists of the following for the nine months ended March 31, 2021 and 2020:

	March 31, 2021	March 31, 2020
Federal income tax benefit attributable to:
Current operations	$115,210	$78,447
Less: valuation allowance	(115,210)	(78,447)
Net provision for Federal income taxes	$—	$—
10

POTASH AMERICA, INC.

NOTES TO THE FINANCIAL STATEMENTS YEAR ENDED MARCH 31, 2021 UNAUDITED

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows as of March 31, 2021 and 2020, respectively:

	March 31, 2021	March 31, 2020
Deferred tax asset attributable to:
Net operating loss carryover	$1,540,086	$1,424,877
Less: valuation allowance	(1,540,086)	(1,424,877)
Net deferred tax asset	$—	$—

to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $4,400,246 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 11 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has negative working capital, no established source of revenue and significant losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 12 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to March 31, 2021 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events described above.

11

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on May 9, 2008)
2.2	Certificate of Amendment (incorporated by reference to our Current Report on Form 8-K filed on September 10, 2010)
2.3	Certificate of Amendment (incorporated by reference to our Current Report on Form 8-K filed on March 7, 2011)
2.4	Certificate of Change filed on November 18, 2020*
2.5	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on May 9, 2008)
6.1	Credit Facility Agreement dated March 2011 (incorporated by reference to our Current Report on Form 8-K filed on March 17, 2011)
6.3	Letter of Credit Agreement dated March 27, 2012*
6.4	Amended and Restated Credit Facility Agreement dated November 8, 2020*
6.5	Employment Agreement with Matthew Markin dated October 1, 2019*
11.1	Consent of Stout Law (included in Exhibit 12.1)*
12.1	Consent of Stout Law**

* Filed herewith.

** To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1 -A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne State of Florida, on November 29, 2021

POTASH AMERICA INC.
By:	/s/ Matthew Markin
Matthew Markin, President and Chairman

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